                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 24, 1998, on our audits of the consolidated financial statements and financial statement schedules of Cornerstone Properties Inc. (the "Company") as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997, which report is included in the Annual Report on Form 10-K of the Company for the year ended December 31, 1997. We also consent to the reference to our firm under the caption "Experts."

                                          /s/ PRICEWATERHOUSECOOPERS LLP

New York, New York
February 11, 1999